Exhibit 10.3

LOAN SALE AGREEMENT

(Academy Point)

Dated and Effective as of September 7, 2010

by and between

Wells Fargo Bank, N.A., as Trustee for the

Registered Holders of J.P. Morgan Chase

Commercial Mortgage Securities Corp. Commercial

Mortgage Pass-Through Certificates Series 2001-C1

SELLER

and

KBS SOR DEBT HOLDINGS II, LLC,

a Delaware limited liability company

BUYER

-i-

-ii-

-iii-

LOAN SALE AGREEMENT

THIS LOAN SALE AGREEMENT (“Agreement”), is made and entered into as of September 7, 2010, by and between Wells Fargo Bank, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 2001-C1 (“Seller”) and KBS SOR DEBT HOLDINGS II, LLC, a Delaware limited liability company or its designee (“Buyer”).

RECITALS

A. Seller is the holder of and wishes to sell the Loan (as defined in Article 1 below) on the terms and subject to the conditions set forth herein.

B. Buyer, a sophisticated and experienced purchaser of commercial real estate and loans secured by real property, wishes to purchase the Loan, all on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated:

Section 1.1 “Agreement” means this Loan Sale Agreement, including all Exhibits and Schedules hereto.

Section 1.2 “Assigned Rights and Obligations” means Seller’s right, title and interest in, to and under the Loan, the Loan Documents including, without limitation, (a) all of Seller’s rights to principal, interest, fees, costs and expenses payable thereunder after the Closing Date and all of Seller’s other rights and claims thereunder (including all rights in any receivership estate which exists in connection with the Loan Documents); (b) all of Seller’s right, title and interest in, to and under that certain receivership action pending before the District Court in the County of El Paso, Colorado, Case No. 2010CV3308; (c) all of Seller’s right, title and interest in, to and under that certain Rule 120 Action for Order Authorizing Sale , pending before the District Court in the County of El Paso, Colorado, Case No. 2010CV4093; (d) all of Seller’s right, title and interest in, to and under that certain foreclosure proceeding with the Public Trustee for the County of El Paso, Colorado, Sale No. EPC201001348 and (e) all of Seller’s right, title and interest in, to and under that certain action pending before the District Court in the County of El Paso, Colorado, Case No. 2010CV3797.

Section 1.3 “Assignment and Assumption of Assigned Rights and Obligations” means the document to be delivered on the Closing Date by Buyer and Seller, the form of which is attached hereto as Exhibit B, whereby Seller assigns to Buyer or Buyer’s designee, and Buyer or Buyer’s designee accepts and assumes from Seller, the Assigned Rights and Obligations.

Section 1.4 “Business Day” means any day on which Seller is open for business other than a Saturday, a Sunday or a Maryland state or Federal holiday.

Section 1.5 “Closing” means the occurrence of all acts required by this Agreement to assign and transfer the Assigned Rights and Obligations from Seller to Buyer and for Buyer to accept and assume the Assigned Rights and Obligations from Seller.

Section 1.6 “Closing Date” means the date five (5) Business Days from the Effective Date of this Agreement, or such other date upon which Buyer and Seller may mutually agree.

Section 1.7 “Closing Documents” means all documents described herein that are required to be delivered at the Closing by Seller or Buyer.

Section 1.8 “Collateral” means the real and personal property, guaranty, pledge and/or other property securing the Loan Note as described in the Loan Documents.

Section 1.9 “Collateral Document” means the deed of trust, security agreement, UCC financing statements, guaranty, letter of credit, pledge, loan agreement and/or other instruments creating a security interest in, and/or a lien or encumbrance upon any of the Collateral.

Section 1.10 “Deleted Documents” means certain agreements and other documentation that pertain to all or a portion of the Loan Documents (including, without limitation, certain attorney/client correspondence, confidential or privileged information, internal analyses and memoranda, regulatory reports and internal assessments of valuation of the Loan, the Loan Documents or the Collateral) that have been deemed legally privileged or otherwise inappropriate to include with the Loan Documents.

Section 1.11 “Deposit” means the amount of Two Hundred Seventy-Seven Thousand Five Hundred and No/100 Dollars ($277,500.00) in cash to be deposited into Escrow by Buyer by wire transfer as required by Section 2.4, together with all interest which accrues thereon following the deposit thereof into Escrow. Escrow Holder shall invest the Deposit in an interest bearing account reasonably acceptable to Seller and Buyer. The Deposit shall be deposited into Escrow as provided in Section 2.4 of this Agreement.

Section 1.12 “Escrow” means the escrow to be opened with Escrow Holder in connection with this Agreement and the transactions contemplated hereunder.

Section 1.13 “Escrow Holder” means First American Title Insurance Company, whose address for this transaction is as follows: 1801 K Street, N.W., Suite 200-K, Washington, D.C., Attention: Richard Whelton.

Section 1.14 “Loan” means (a) the obligation evidenced by the Loan Note, the Loan Documents and/or any amendment thereto and (b) all rights, powers, liens or security interests of Seller in or under any Collateral Document.

Section 1.15 “Loan Documents” means all of the agreements, certificates, legal opinions or other documents related to, or evidencing, the Loan, as obtained at the time of its origination and any subsequent modification, including, but not limited to, the Loan Note, the security agreement, loan agreement, appraisals, guarantees, insurance certificates, borrower estoppel certification and subordination agreements for leases, financial statements and operating statements, credit reports, lender’s title insurance policy, engineering report, soils report, environmental audit report and architect’s certificate as applicable to the Loan, and any notices of default or other documents or instruments relating to or evidencing any pending enforcement action by Seller, other than the Deleted Documents, as set forth and listed in Exhibit A.

Section 1.16 “Loan Note” means the Promissory Note dated October 22, 2001, evidencing the indebtedness of Peridot Properties I, LLC in the amount of $6,695,000.00, under the Loan described on Exhibit A hereto.

Section 1.17”Obligor” means Peridot Properties I, LLC.

Section 1.18 “Purchase Price” means the sum of Two Million Seven Hundred Seventy Five Thousand and 00/100 Dollars ($2,775,000.00).

Section 1.19 “Receiver” shall mean William J. Hybl, Jr. appointed as receiver in the Receivership Action.

Section 1.20 “Receivership Action” shall mean that certain action pending before the District Court in the County of El Paso, Colorado, Case No. 2010CV3797.

ARTICLE 2

PURCHASE AND SALE OF THE ASSIGNED RIGHTS

Section 2.1 Agreement to Sell and Purchase Assigned Rights and Obligations. On the Closing Date, Seller agrees to sell, transfer and assign, and Buyer agrees to purchase and assume, the Assigned Rights and Obligations, on an “AS IS,” “WHERE IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), EXCEPT THE LIMITED AND EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN ARTICLE 4 HEREOF, AND WITHOUT RECOURSE OF ANY NATURE TO SELLER.

Section 2.2 Assignment and Assumption of Assigned Rights and Obligations. On the Closing Date, Seller and Buyer shall each deliver to Escrow Holder an Assignment and Assumption of Assigned Rights and Obligations, in the form of Exhibit B hereto, executed by an authorized representative of Seller and Buyer, which Assignment and Assumption of Assigned Rights and Obligations shall sell, transfer, assign, set-over, convey and delegate to Buyer the Assigned Rights and Obligations.

Section 2.3 Consideration for Assigned Rights and Obligations. As consideration for the transfers and assignments hereunder by Seller, Buyer shall pay the Purchase Price to Seller through Escrow and Buyer shall assume all of Seller’s obligations under the Assigned Rights and Obligations. On the Closing Date, Buyer shall deposit in Escrow, by wire transfer of immediately available funds, the balance of the Purchase Price (net of the Deposit), together with any additional amounts payable by Buyer pursuant to the closing adjustments and prorations described in Sections 6.5 and 6.6 hereof.

Section 2.4 Deposit. On the Closing Date, Buyer shall deliver the Deposit into Escrow. The Deposit shall be applied to the Purchase Price upon Closing. If (a) the conditions precedent set forth in Section 5.1 shall have been satisfied or waived by Buyer, (b) Seller shall have performed fully or tendered performance of its obligations hereunder and (c) Buyer shall be unable or fail to perform its obligations hereunder, then the entire amount of the Deposit shall be delivered by Escrow Holder to Seller as liquidated damages pursuant to Section 9.3

Section 2.5 Notice of Buyer Designee. On or before the date that is fifteen (15) days prior to the Closing, Buyer may designate to Seller in writing, at its sole discretion, an affiliated entity as designee to receive and assume the Assigned Rights and Obligations. If Buyer designates another entity to assume the Assigned Rights and Obligations, Buyer nevertheless shall remain liable for all obligations of Buyer hereunder and thereunder, notwithstanding any such designation.

Section 2.6 Escrow. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by Escrow Holder in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Holder to open escrow (the “Escrow”) for the consummation of the transfer of the Assigned Rights and Obligations to Buyer pursuant to this Agreement. Upon Escrow Holder’s receipt of the Deposit and Escrow Holder’s written acceptance of this Agreement, Escrow Holder is authorized to act in accordance with the terms of this Agreement. Buyer and Seller shall promptly execute general escrow instructions based upon this Agreement at the request of Escrow Holder; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. Upon the Closing, Escrow Holder shall pay any sum owed to Seller with immediately available United States federal funds. Upon execution of this Agreement, Seller shall provide Buyer with copies of all of the Loan Documents and the Collateral Documents.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby represents, warrants and covenants as of the date hereof and as of the Closing Date that:

Section 3.1 Authorization and Compliance. Buyer is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, charter provisions and bylaws to which it may be subject and that the undersigned representative is authorized to act on behalf of and bind Buyer to the terms of this Agreement. Upon the execution hereof, or with reasonable promptness thereafter (with regard to any requested good standing certificate only), Buyer will supply Seller with a certified copy of a resolution of its Board of Directors, Partners, or Members as the case may be, authorizing Buyer’s entry into this Agreement through such representative, together with such documents as Seller may reasonably require as evidence of the Buyer’s good standing or as further evidence of such authority.

Section 3.2 Binding Obligation of Buyer. Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of Buyer hereunder are the legal, valid and binding obligations of Buyer, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 3.3 No Conflict With Other Agreements. The execution and delivery of this Agreement and the performance of its obligations hereunder by Buyer will not conflict with any provision of any law or regulation to which Buyer is subject or conflict with or result in a breach of or constitute a default of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which it is bound or any order or decree applicable to Buyer.

Section 3.4 No Further Consent Required. Buyer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with Buyer’s execution, delivery, or performance of this Agreement, except such as have been obtained.

Section 3.5 Independent Evaluation. Buyer’s decision to purchase the Loan and assume the Assigned Rights and Obligations pursuant to this Agreement is or will be based upon Buyer’s own independent evaluation of the information made available by Seller, and Buyer’s independent evaluation of the Loan Documents, Collateral Documents, Collateral, tenant lease and related information which Buyer acknowledges and agrees that Seller has advised Buyer will be made available to it and that Buyer will be given the opportunity to inspect. Buyer will rely solely on its own investigation and will not rely upon any oral or written information provided by Seller or its personnel or agents and acknowledges that no employee or representative of Seller has been authorized to make, and that Buyer has not relied upon, any statements, other than those specifically contained in this Agreement.

Section 3.6 Direction to Conduct Due Diligence. Buyer has been urged, invited and directed to conduct such due diligence review and analysis of the Collateral, Loan Documents, Collateral Documents and related information, together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts (including, without limitation, any bankruptcy courts in which Obligor, its guarantor or surety, if any, may be subject to any pending bankruptcy proceedings), as Buyer deemed necessary, proper or appropriate in order to make a complete, informed decision with respect to the purchase and acquisition of the Assigned Rights and Obligations.

Section 3.7 “AS-IS” Sale. Buyer acknowledges and agrees that, except as provided in Article 4, Seller has not and does not represent, warrant or covenant any condition or status of the Collateral or the nature, accuracy, or completeness of any of the Loan Documents and/or Collateral Documents or of the financial condition or status of the Obligor or the Collateral. Except as provided in Article 4, all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to Buyer with respect to the

Collateral or the Loan is sold, transferred, assigned and conveyed to Buyer on an “as is, where is” basis, with all faults.

Section 3.8 No Further Reliance on Seller. Except for Seller’s compliance with this Agreement, Buyer is not relying upon the continued actions or efforts of Seller in connection with its decision to purchase the Loan and to purchase and assume the Assigned Rights and Obligations, and Buyer agrees that, because of its sophistication and status, the representations made herein and other valid reasons and the purchase of the Loan, the Assigned Rights and Obligations does not constitute the purchase of securities within the meaning of federal or state securities laws.

Section 3.9 Application to Designee. If Buyer designates an affiliate to receive and assume the Assigned Rights and Obligations pursuant to Section 2.5, all of the representations, warranties and covenants of Buyer contained in this Article 3 shall be deemed remade and to apply to Buyer’s designee as if the name of Buyer’s designee were substituted in place of Buyer in each instance other than the preamble to Article 3.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1 Seller Is Holder of Loan and Assigned Rights and Obligations. Seller hereby represents and warrants as of the date hereof and as of the Closing Date, that (a) Seller has the authority and right to enter into this Agreement and sell and assign the Assigned Rights and Obligations to Buyer; (b) Seller is presently the sole holder and beneficiary under all of the Loan Documents, and has not assigned, pledged, promised, encumbered or otherwise transferred any interest in the Loan or any of the Loan Documents to any other person or party; (c) the copies of the Loan Documents and the Collateral Documents provided by Seller to Buyer are true and complete copies thereof, and to the best of its knowledge, each of such instruments is in full force and effect, and binding and unmodified in accordance with their terms; and (d) to Seller’s actual knowledge, based solely upon the statement of the Master Servicer for the Loan attached as Exhibit D (the “Master Servicer Statement”), the principal balance of the Loan and the interest paid to date and the escrowed amounts held by the Master Servicer for the Loan are as set forth on the Master Servicer Statement. The foregoing representations and warranties shall survive the closing of the purchase under this Agreement and shall survive the recordation of the Assignment of Deed of Trust.

Section 4.2 Disclaimer. EXCEPT FOR THOSE EXPRESSED IN SECTION 4.1, NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER OR BY ANYONE ACTING ON ITS BEHALF, PARTICULARLY, BUT WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, NO WARRANTIES OR REPRESENTATIONS REGARDING (i) THE COLLECTABILITY OF THE LOAN, (ii) THE CREDITWORTHINESS OF ANY OBLIGOR, (iii) THE VALUE OF ANY COLLATERAL SECURING PAYMENT OF THE LOAN, (iv), THE LOAN’S FREEDOM FROM LIENS AND ENCUMBRANCES, IN WHOLE OR IN PART, (v) THE TRANSFERABILITY AND ENFORCEABILITY OF THE LOAN NOTE AND COLLATERAL DOCUMENTS SUPPORTING THE LOAN, OR (vi) TITLE TO OR THE CONDITION OF THE UNDERLYING COLLATERAL INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL MATTER OR CONDITION, WHETHER LATENT OR OBSERVABLE. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE LOAN SOLD AND

THE RIGHTS AND OBLIGATIONS ASSIGNED TO AND ASSUMED BY BUYER UNDER THIS AGREEMENT ARE SOLD AND TRANSFERRED WITHOUT RECOURSE.

Section 4.3 Covenants of Seller Until Closing. Until Closing, Seller shall (i) cause the Loan to be serviced in materially the same manner as the Loan was serviced prior to the date hereof, (ii) not amend, terminate, or waive any rights under the Loan Documents and/or the Collateral Documents, and (iii) deliver Buyer copies of any notices Seller receives from the Borrower or Obligor with respect to the Loan or the Collateral.

ARTICLE 5

CONDITIONS PRECEDENT

Section 5.1 Conditions for the Benefit of Buyer, Including Due Diligence. Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase and assume the Assigned Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Buyer) of each of the following conditions precedent, prior to or on the Closing Date:

(a) All Closing Documents necessary to consummate the transactions contemplated in this Agreement shall have been executed and delivered by Seller as required by this Agreement.

(b) There shall not have been any material damage or destruction to the Collateral from the condition of the Collateral as it existed upon the Effective Date of this Agreement.

(c) Neither Buyer nor Seller shall have terminated this Agreement pursuant to the terms of this Agreement.

(d) Each and every representation and warranty of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(e) Escrow Holder’s title department shall be irrevocably committed to issue to Buyer a lender’s policy of title insurance, insuring that the deed of trust which secures the Loan is a first lien priority deed of trust, and showing no other monetary liens or encumbrances affecting title to the Collateral or at Buyer’s option the title company which issued the existing title policy shall be prepared to issue an endorsement to the existing title policy providing that the assignment of deed of trust does not effect, impair or modify the existing title policy.

Section 5.2 Conditions for the Benefit of Seller. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell and assign the Assigned Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Seller) of the following conditions precedent prior to or on the Closing Date:

(a) Payment of the Purchase Price, plus sufficient funds to pay Buyer’s share of all escrow costs, prorations and closing expenses as set forth in Sections 6.5 and 6.6 below, to Seller at the Closing.

(b) All Closing Documents necessary to consummate the transaction as contemplated in this Agreement shall have been executed and delivered by Buyer as required by this Agreement.

(c) Neither Buyer nor Seller shall have terminated the Agreement pursuant to the terms of this Agreement.

(d) Each and every representation and warranty of Buyer contained in this Agreement shall be true and correct as and when made and as of the Closing Date in all material respects.

Section 5.3 Failure or waiver of Conditions Precedent. In the event any of the conditions set forth in Section 5.1 or 5.2 do not occur as of the Closing Date, or such earlier date as set forth above, or have not been waived in writing by Buyer or Seller, respectively, the party for whose benefit the failed condition exists may terminate this Agreement by written notice to the other party, the Deposit will be returned to Buyer, and neither party shall have any further obligation to the other, other than as stated in the Agreement. Buyer and Seller may, at their election, at any time or times on or before the Closing Date, waive in writing the benefit of any of the conditions set forth in Section 5.1 or 5.2. A party’s waiver of any condition to the Closing shall not constitute a waiver by that party of any other unsatisfied conditions, or of such party’s right to terminate this Agreement based on said other unsatisfied conditions, unless such waiver is specified in writing by such party. Buyer and Seller agree to cooperate and to use all reasonable efforts to fulfill the conditions set forth herein.

ARTICLE 6

ESCROW AND CLOSING

Section 6.1 Escrow. The Escrow contemplated by this Agreement shall be opened by Buyer and Seller with Escrow Holder in accordance with Sections 2.4 and 2.6 herein. On the Closing Date, Seller and Buyer shall deliver such additional joint escrow instructions to Escrow Holder consistent with this Article 6 as are reasonably required by Escrow Holder. The Closing shall, at Seller’s election, be either by telephone, confirmed by letter or wire or conducted in person at the place designated by Seller and reasonably acceptable to Buyer.

Section 6.2 Deposits by Buyer. Buyer shall deposit or cause to be deposited into Escrow:

(a) The Deposit;

(b) the Purchase Price, net of the Deposit, plus sufficient funds to pay Buyer’s share of all Escrow costs, prorations and closing expenses as set forth in Sections 6.5 and 6.6 below by means of a wire transfer to Escrow Holder of U. S. Dollars in immediately available federal funds; and

(c) a counterpart Assignment and Assumption of Assigned Rights and Obligations, executed by Buyer.

Section 6.3 Deposits by Seller. Seller shall deposit in Escrow the following:

(a) a counterpart Assignment and Assumption of Assigned Rights and Obligations, executed by Seller;

(b) an assignment of Seller’s beneficial interest under the Deed of Trust in the form of Exhibit C to Buyer (“Assignment of Beneficial Interest”), executed and acknowledged by Seller;

(c) a UCC-3 statement assigning Seller’s security interest created pursuant to the UCC-1 to Buyer (“UCC-3”) or written authorization from Seller pursuant to which Buyer can prepare and file the UCC-3; and

(d) the original Loan Note endorsed to the order of Buyer or Buyer’s designee, without recourse, representation or warranty pursuant to the Allonge in the form of Exhibit E.

Section 6.4 Delivery of Collateral Documents. Seller agrees to deliver to Buyer or Buyer’s designee on or immediately following the Closing Date each original Collateral Document and Loan Document (or copies if originals are not available) in Seller’s and/or its agent’s and/or representative’s possession affecting the Loan.

Section 6.5 Closing Costs. Seller and Buyer shall each pay the fees and expenses of their respective legal counsel incurred in connection with this transaction. Escrow Holder’s fees for serving as escrow agent shall be paid one-half by Buyer and one-half by Seller. Buyer shall pay all other title and escrow costs and expenses related to the transaction. Seller shall not bear the cost of any recordation fees and/or taxes associated with selling, transferring, and assigning the Loan, including, without limitation, recording an assignment of the mortgage or deed of trust which secures the Loan, assignments of any financing statements, and any fees and/or taxes associated with other transfer documents which are to be recorded in connection with the transactions contemplated hereby. Except for Seller’s share of costs set forth in this Section 6.5, the Purchase Price shall be absolutely net to Seller, and there shall be no prorations except as provided in Section 6.6 below. On or before the Closing Date, Buyer agrees to deposit with Escrow Agent cash in an amount sufficient to pay all costs to be paid by Buyer with respect to the Closing. Any funds impounded or held in escrow by Seller for the benefit of Obligor shall be retained by Seller.

Section 6.6 Prorations Payments of principal and/or interest payable pursuant to the Loan or any of the Loan Documents shall be the property of Seller and shall not be prorated as between Buyer and Seller if received by Seller on or before the Closing Date. Buyer shall not be entitled to any principal or interest paid prior to the Closing Date and attributable to the period after the Closing Date. There shall be no proration of amounts due and payable for the period prior to the Closing Date which have not been paid by Obligor. Prior to Closing both parties shall sign a closing statement. To the extent Seller or any Related Persons of Seller (defined below) receives any such payments with respect to the Loan after the Closing Date, all such amounts shall be paid to the Buyer within ten (10) days after receipt. Notwithstanding the foregoing, the Buyer will receive a $12,500.00 credit to be applied to the Purchase Price with respect to an outstanding mechanics lien claim against the Collateral.

Section 6.7 Foreclosure/Receiver. The Buyer and Seller agree and acknowledge that the Receiver Action has been filed against Obligor, Buyer will take the necessary actions to substitute into the Foreclosure Action, as Plaintiff. Seller agrees to cooperate with Buyer, as necessary, to have Buyer substitute, as Plaintiff into the Receiver Action. The Seller has advanced certain funds to the Receiver. Seller shall be responsible for any operating expenses (excluding real property taxes) and receiver fees up to and including the Closing Date (“Seller’s Expenses”). The Buyer shall be responsible for any operating expenses or receivership costs incurred after the Closing Date. Any funds held by receiver on the Closing Date which are not used to pay Seller expenses shall, on or after Closing Date, be returned to Seller.

Section 6.8 Insured Collateral. Buyer is responsible for having itself substituted as loss payee on any collateral risk insurance in which Seller is currently listed as a loss payee. Any loss after the Closing to either Obligor or to Buyer or to the value or collectability of the Loan due to Seller’s cancellation of collateral risk insurance or its failure to identify Buyer as loss payee is the sole responsibility of Buyer.

Section 6.9 Title Insurance. Seller shall have no responsibility for and shall have no obligation to pay any costs associated with transferring and obtaining any endorsements to any existing title policy or new title policy in connection with this transaction. Seller makes no assurance regarding the availability of any endorsements or accuracy or enforceability of any existing title policy.

ARTICLE 7

FILES AND RECORDS

Section 7.1 Conformity to Law. Buyer agrees to abide by all applicable state and federal laws, rules and regulations regarding the handling and maintenance of all documents and records relating to the Loan purchased hereunder including, but not limited to, the length of time such documents and records are to be retained.

Section 7.2 Inspection by Seller. After the transfer of documents or files to Buyer pursuant to the terms of this Agreement, Buyer agrees that Seller shall have the continuing right to use, inspect, and make extracts from or copies of any such documents or records, in connection with any dispute or litigation related to the Collateral or the Loan in which Seller is a party, upon Seller’s reasonable notice to Buyer. Buyer further agrees to allow Seller the temporary possession, custody and use of original documents for any lawful purpose and upon reasonable terms and conditions. Before destruction or disposition of any documents or files transferred hereunder, Buyer agrees to give reasonable notice to Seller and to allow Seller, at its own delivery expense, to recover the same from Buyer, but shall have no liability for failure to do so.

ARTICLE 8

RELEASE AND INDEMNIFICATION OF SELLER

Section 8.1 Environmental Issues. Buyer expressly acknowledges that there may be certain environmental issues, risks, liabilities and/or contaminations with respect to the Collateral securing the payment of the Loan Note. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER HAS ADVISED BUYER THAT BUYER WILL BE GIVEN THE OPPORTUNITY TO INSPECT THE ENVIRONMENTAL ASSESSMENTS, IF ANY, HELD BY SELLER, AND THAT BUYER WILL BE RELYING SOLELY ON ITS OWN INVESTIGATIONS (OR HAS DECIDED TO PROCEED AT ITS OWN RISK WITHOUT ANY SUCH INVESTIGATIONS EVEN THOUGH SELLER HAS RECOMMENDED SUCH INVESTIGATIONS) OF THE COLLATERAL, AND BUYER HEREBY WAIVES, RELEASES AND AGREES NEVER TO ASSERT ANY RIGHTS OR CLAIMS AGAINST SELLER, OR ANY OF ITS AFFILIATES OR REPRESENTATIVES (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM FOR INDEMNIINCATION, REIMBURSEMENT OR CONTRIBUTION) ARISING FROM OR RELATED TO THE COLLATERAL OR ANY ENVIRONMENTAL REQUIREMENTS (AS DEFINED BELOW) OR ANY HAZARDOUS MATERIALS (AS DEFINED BELOW) ON, UNDER, ABOUT OR AROUND THE COLLATERAL, EXCEPT FOR CLAIMS OR CAUSES OF ACTION ARISING BY REASON OF SELLER’S BREACH OF THIS AGREEMENT. For purposes of this Agreement, the term “Hazardous Materials” means any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §960 1 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. §9601 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S. C. §260 1 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as defined below) or the common law, or any other applicable laws relating to the Collateral. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Collateral, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Collateral or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Collateral or adjacent property; or (C) which, if it emanated or migrated from the Collateral, could constitute a trespass. For purposes of this Agreement, the term “Environmental Requirements” means all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Collateral is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner or operator of the Collateral, or the use of the Collateral, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

Section 8.2 Release of Seller. Buyer hereby releases and forever discharges Seller, its agents, servants, directors, officers, employees, servicers, attorneys, successors, assigns and affiliates (all such persons being collectively referred to as the “Related Persons”), of and from any and all causes of action, claims, demands and remedies of whatsoever kind and nature that Buyer has or may in the future have against Seller or any Related Persons, and in any manner on account of, arising out of or related to the Loan purchased and the rights assigned hereunder except for claims or causes of action arising by reason of Seller’s breach of this Agreement (the “Released Matters”). It is the intention of Buyer that the foregoing general release shall be effective as a bar to all actions, causes of action, suits, claims or demands of every kind, nature or character whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in connection with the Released Matters.

Section 8.3 Indemnification. Subject to the provisions of Section 8.3 (c): (a) Buyer hereby agrees to indemnify, hold harmless and defend Seller and all Related Persons (collectively, the “Indemnified Parties”), and each of them, from and against any and all losses, causes of action, liabilities, claims, demands, obligations, damages, costs and expenses, including reasonable attorneys’ and accountants’ fees and costs, to which any of the Indemnified Parties may become subject on account of, arising out of, or related to any act, omission, conduct or activity of Buyer or any of its officers, directors, employees, agents, attorneys, servants, shareholders, successors or assigns, on account of, arising out or related to (i) this Agreement, including, without limitation, the exercise of Buyer’s due diligence rights hereunder, (ii) the Loan purchased, the rights assigned and the obligations assumed hereunder, and (iii) the use, ownership, control, operation or condition of Collateral securing the Loan purchased hereunder, including without limitation, the presence or release of any Hazardous Materials or any other hazardous or toxic fluids, substances or materials on, under or about such Collateral.

(b) Promptly after receipt by an Indemnified Party of notice of the commencement of any action to which this Section 8.3 shall apply, the Indemnified Party shall notify Buyer in writing of the commencement of such action and of the possibility of a claim by the Indemnified Party against Buyer under this Section; however, failure of the Indemnified Party to so notify Buyer will not relieve Buyer of liability hereunder. Buyer shall be entitled to participate in such action and may, with the consent of the Indemnified Party, assume the defense of such action with counsel selected by Buyer with the approval of the Indemnified Party. After Buyer’s assumption of the defense, Buyer shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense of such action, unless (i) such expenses are incurred with the prior written approval of Buyer, or (ii) if the Indemnified Party reasonably determines that its interests may be adverse in whole or in part to those of Buyer and that there may be legal defenses available to the Indemnified Party that are different from, in addition to or inconsistent with defenses available to Buyer, in which case the Indemnified Party may retain its own counsel and be indemnified by Buyer for all legal and other expenses and costs reasonably incurred in connection with the investigation and defense of the action.

(c) Buyer shall not be liable for the settlement of any action if such settlement is effected without Buyer’s express written consent, which shall not be unreasonably withheld or delayed. If any action is settled with Buyer’s written consent or if there is a final judgment against the Indemnified Party in any action, Buyer shall indemnify, hold harmless and defend the Indemnified Party from and against all loss or liability incurred by reason of such settlement or judgment.

Section 8.4 Collateral Materials. Seller has provided Buyer certain asset summaries and other information and has provided Buyer access to certain other materials and information, which may have included certain loan documents, title reports, file reviews, internal analyses and memoranda, correspondence, environmental assessments, inspection reports, operating statements, rent rolls, surveys, engineering reports, and/or appraisals relating to the Collateral and certain financial statements, credit reports, operating statements, internal analyses and memoranda and other information regarding the financial condition, management ability and other aspects of the Obligor, including, without limitation, those certain items described in Exhibit A hereto (the above described asset summaries, materials and other documents, information and reports listed on Exhibit A are referred to herein as the “Collateral Materials”). BUYER UNDERSTANDS AND ACKNOWLEDGES THAT, ALTHOUGH SELLER HAS ATTEMPTED TO PROVIDE BUYER ACCESS TO INFORMATION IN SELLER’S POSSESSION WHICH SELLER BELIEVED COULD BE RELEVANT, THE COLLATERAL MATERIALS WERE NOT PREPARED FOR BUYER OR TO BE RELIED UPON BY BUYER, EXCEPT AS SET FORTH IN SECTION 4.1 ABOVE, THAT THEY MAY BE INCOMPLETE AND OUTDATED AND MAY CONTAIN ERRORS, OMISSIONS, AND INACCURATE AND CONFLICTING INFORMATION, AND THAT SELLER HAS NOT ATTEMPTED TO VERIFY, CORRECT OR RECONCILE THE INFORMATION IN THE COLLATERAL MATERIALS. EXCEPT AS SET FORTH IN SECTION 4.1 ABOVE, BUYER UNDERSTANDS AND ACKNOWLEDGES THAT ANY COLLATERAL REPORT WHICH MAY BE PROVIDED BY SELLER IS BEING PROVIDED WITHOUT REPRESENTATION OR WARRANTY AS TO THE COMPLETENESS, ACCURACY OR SUFFICIENCY OF THE FACTS, ASSUMPTIONS OR CONCLUSIONS CONTAINED THEREIN; AND BUYER HEREBY WAIVES, RELEASES AND AGREES NEVER TO ASSERT ANY CLAIMS AGAINST SELLER, ITS RESPECTIVE REPRESENTATIVES OR THE PREPARERS OF THE COLLATERAL MATERIALS WHICH COULD BE ALLEGEDLY BASED UPON RELIANCE ON THE COLLATERAL MATERIALS. BUYER HAS BEEN AND IS HEREBY EXPRESSLY ADVISED BY SELLER TO CONDUCT AN INDEPENDENT INVESTIGATION WITH RESPECT TO THE IDENTIFICATION AND SUFFICIENCY OF THE COLLATERAL, THE VALUE AND CONDITION OF THE COLLATERAL, THE LIEN PRIORITY AND PERFECTION OF THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, OBTAINING TITLE SEARCHES AND/OR, IF OBTAINABLE, LENDER’S TITLE POLICY ENDORSEMENTS OR NEW LENDER’S TITLE POLICIES IN CONNECTION WITH THE COLLATERAL), THE FINANCIAL CONDITION AND MANAGEMENT ABILITY OF THE OBLIGOR, THE VALIDITY AND ENFORCEABILITY OF THE LOAN DOCUMENTS AND ALL OTHER MATTERS) WHICH COULD AFFECT THE COLLECTIBILITY AND VALUE OF THE LOAN NOTE AND OTHER LOAN DOCUMENTS, THE ASSIGNED RIGHTS AND OBLIGATIONS EXCEPT FOR CLAIMS OR CAUSES OF ACTION ARISING BY REASON OF SELLER’S BREACH OF THIS AGREEMENT.

ARTICLE 9

BREACH OF THE AGREEMENT

Section 9.1 Seller’s Breach. If Seller breaches this Agreement, the breach is discovered prior to Closing by Buyer and Buyer proceeds to close the transactions contemplated hereunder, Buyer shall have waived any and all damages resulting from Seller’s breach. If Seller breaches this Agreement and Buyer does not close the transactions contemplated hereunder, Seller shall be allowed a reasonable opportunity to cure the breach. If the breach cannot be cured Buyer may, at Buyer’s option, pursue all of Buyer’s rights and remedies that Buyer may have under this Agreement and at law; provided that Buyer hereby waives any and all rights it may have in law or equity to record a Notice of Pendency of Action on the title of any of the Collateral. In addition,

Buyer may not recover any consequential or punitive damages resulting from Seller’s breach of the Agreement. Buyer’s damages for such breach may not exceed the amount of the Deposit.

Section 9.2 Buyer’s Breach. If Buyer defaults under this Agreement or under the terms of a Confidentiality Agreement executed in connection herewith, Seller’s sole and exclusive remedy at law shall be to terminate this Agreement and to retain the Deposit in accordance with Section 2.4 and 9.3

Section 9.3 Liquidated Damages. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT (a) IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE SELLER’S ACTUAL DAMAGES IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT, AND (b) TAKING INTO ACCOUNT ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S ACTUAL DAMAGES IN SUCH EVENT. CONSEQUENTLY, IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT, SELLER’ S SOLE AND EXCLUSIVE REMEDY AT LAW SHALL BE TO TERMINATE THIS AGREEMENT AND TO RECEIVE AND RETAIN THE DEPOSIT.

Initials:

Buyer	Seller

Section 9.4 No Personal Liability. In no event shall any shareholder, director, partner or officer of Buyer, Seller or a Related Person be personally liable for any obligations of Seller or Buyer, as applicable under this Agreement.

Section 9.5 Survival. The parties agree that Seller’s and Buyer’s warranties and representations contained in this Agreement and in any document (including any certificate) executed pursuant to this Agreement shall survive the Closing

Section 9.6 Damages Related To Collateral. Except for claims or causes of action arising by reason of Seller’s breach of this Agreement. Seller shall have no liability to Buyer with respect to any damage deriving from or related to the Collateral.

ARTICLE 10

NOTICES

Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission and simultaneously sent by regular mail) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally or by facsimile or (c) on the second following Business Day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

If to the Seller:	Wells Fargo Bank, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates Series 2001-C1
c/o CWCapital Asset Management LLC
701 13th Street, NW, Suite 1000
Washington, DC 20005
Attention: Scott Fishkind
Fax No.: 202-715-9699

With a copy to:	Perkins Coie LLP
2001 Ross Avenue, Suite 4225
Dallas, Texas 75201
Attention: Steven R. Smith
Fax No.: 214-965-7760

If to the Buyer:	KBS Capital Advisors, LLC
11150 Santa Monica Blvd., Suite 400
Los Angeles, CA 90025
Attention: James Rodgers
Fax No.: 310-432-2119

and

KBS Capital Advisors, LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attention: Brian Ragsdale
Fax No.: 949-417-6518

With a copy to:	Morgan, Lewis & Bockius LLP
5 Park Plaza, Suite 1750
Irvine, CA 92614
Attention: Scott A. Morehouse and L. Bruce Fischer
Fax No.: 949-399-7001

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.1 Waiver of Jury Trial. WITHOUT LIMITATION OF ANY OTHER COVENANT, RELEASE, REPRESENTATION OR WARRANTY OF BUYER OR ANY RIGHT OR REMEDY OF SELLER UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BUYER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, ANY OF THE DOCUMENTS EXECUTED PURSUANT THERETO OR HERETO OR IN CONNECTION THEREWITH OR HEREWITH OR ANY OTHER STATEMENTS OR ACTIONS OF SELLER. BUYER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO THIS AGREEMENT AND

EACH SUCH DOCUMENT, AND THAT THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

Section 11.2 Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 11.3 Rights Cumulative: Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The right of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute suspension or any variation of any such right.

Section 11.4 Headings. The headings of the Articles and Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 11.5 Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronoun of one gender shall be deemed to include the equivalent pronoun of the other gender.

Section 11.6 Assignment. Subject to Section 2.5, this Agreement may not be assigned by Buyer without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion. Any attempted assignment by Buyer without the prior consent of Seller shall be voidable by Seller. Subject to the foregoing, this Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits hereto, shall be binding upon and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns.

Section 11.7 Prior Understandings. This Agreement supersedes any and all prior discussions and agreements between Seller and Buyer with respect to the purchase of the Loan and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

Section 11.8 Integrated Agreement. This Agreement and all Exhibits hereto constitute the final complete expression of the intent and understanding of Buyer and Seller. This Agreement shall not be altered or modified except by a subsequent writing, signed by Buyer and Seller.

Section 11.9 Counterparts. This Agreement maybe executed by fax (if promptly followed by the original) and in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

Section 11.10 Survival. Each and every covenant hereinabove made by the Buyer shall survive the Closing and shall not merge into the Closing Documents, but instead shall be independently enforceable.

Section 11.11 Governing Law. This Agreement shall be construed, and the rights and obligations of the Seller and the Buyer hereunder determined, in accordance with the local law of the State of Maryland.

Section 11.12 Expenses. Except as expressly set forth to the contrary in this Agreement, each party hereto shall be responsible for and bear all of its own respective expenses, including without limitation, expenses of legal counsel, accountants, and other advisors, incurred at any time in connection with pursuing or consummating this Agreement and the transactions contemplated thereby.

Section 11.13 Publicity. Neither party to this Agreement shall release any information concerning the transaction contemplated by this Agreement to the public by any means including, but not limited to, a press release, or a tombstone or other advertisement, without the prior written consent and approval of the other party hereto.

Section 11.14 Brokers. Each party to this Agreement represents and warrants to the other that, in connection with the sale and purchase of the Loan, the party so representing and warranting has not dealt with any real estate broker, agent or finder. Buyer and Seller shall indemnify and hold each other harmless against and from any inaccuracy in such representation. The rights, obligations, warranties and representations of the parties hereto under the provisions of this Section 11.14 survive Closing or any termination of this Agreement before Closing.

Section 11.15 Effectiveness Of This Agreement. This Agreement shall not be deemed a contract binding upon Seller unless and until Seller shall have executed this Agreement and Buyer shall have delivered the Deposit into Escrow.

Section 11.16 Confidentiality. In no event shall either party to this Agreement issue any press release to any media of general circulation regarding this Agreement or the transactions contemplated hereby (other than a press release providing that Buyer has acquired the Loan, which shall not disclose the terms of the acquisition) or otherwise disclose the terms and conditions of this Agreement; provided, however, that nothing herein or in any confidentiality agreement signed by Buyer shall be deemed to limit or impair in any way any party’s ability to disclose the details of the transaction contemplated hereby to its legal and financial advisors or as may be necessary pursuant to any court or governmental order or applicable law, including any REIT or SEC filing, disclosure or reporting requirements, or in litigation, nor shall anything contained herein be deemed to limit or impair CWCapital Asset Management LLC’s notification of the proposed transaction or details thereof to other servicers, the Trustee, certificate holders or other parties relating to the servicing of the Loan. Notwithstanding the foregoing, no party hereunder shall have any liability by reason of the details of the transaction contemplated hereby becoming known by means beyond the reasonable control of such party. This Section shall be supplemental to and not in derogation of the provisions of any Confidentiality Agreement entered into between Buyer and Seller.

Section 11.17 Attorneys’ Fees. In the event any dispute between Buyer and Seller should result in arbitration or litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees.

Section 11.18 Further Assurances. From and after the date of this Agreement, each party shall provide to the other party such other information regarding the Loan or the Collateral as the other party may reasonably request, and each party shall execute and deliver such other documents, deliver such other items and take such other actions as may be reasonably requested to allow the completion and consummation (or termination, as appropriate) of all tasks and the transactions contemplated by this Agreement.

Section 11.19 Time of Essence. All parties hereto agree that time is of the essence with respect to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

Wells Fargo Bank, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass- Through Certificates Series 2001-C1

By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer

	By:	/s/ Jeffrey C. Carter
	Name:	Jeffrey C. Carter
	Title:	Vice President
Date:

Acceptance by Title Company:

First American Title Insurance Company

By:	/s/ Richard Whelton
Name:	Richard Whelton
Title:	Counsel
Date:	9/7/10

Signatures Continued on Next Page

BUYER:

KBS SOR DEBT HOLDINGS II LLC, a Delaware limited liability company

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership
its member

	By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

		By:	/s/ Stacie K. Yamane
		Name:	Stacie K. Yamane
		Title:	Chief Accounting Officer

EXHIBIT A

LOAN DOCUMENTS

1.	Promissory Note dated October 22, 2001
2.	Deed of Trust, Security Agreement and Fixture Filing dated October 22, 2001
3.	Assignment of Leases and Rents dated October 22, 2001
4.	Guaranty dated October 22, 2001
5.	Hazardous Substance Indemnification Agreement dated October 22, 2001
6.	Cash Management Agreement dated October 22, 2001
7.	Consent and Assumption Agreement dated July 29, 2003
8.	Chicago Title Insurance Company Loan Policy, Policy Number 75-1528-207-1239099

A-1